UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ALTISOURCE ASSET MANAGEMENT CORPORATION

(Name of Registrant as Specified in its Charter)

PALM MANAGEMENT (US) LLC PALM GLOBAL SMALL CAP MASTER FUND LP JOSHUA S. HOROWITZ BRADLEY C. PALMER

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Joshua S. Horowitz

c/o Palm Global Small Cap Master Fund LP

19 West Elm Street

Greenwich, CT 06830

Altisource Asset Management Corporation

5100 Tamarind Reef

Christiansted, U.S. Virgin Islands 00820

Attn: The Board of Directors

Mr. John P. de Jongh, Jr.

Mr. Ricardo C. Byrd

Mr. John A. Engerman

January 24, 2022

Dear Mr. de Jongh Jr., Mr. Byrd, and Mr. Engerman,

Together with Palm Global Small Cap Master Fund LP, we are the beneficial holders of 42,200 shares of AAMC (“The Company”).

We have watched AAMC for several years before making our first investment. We were encouraged by many of the changes that we saw at the Company, including the sale of the Front Yard assets and the company’s publicly stated intentions to create an asset management platform. The Company’s recent legal settlements with its Series A Convertible Preferred Stockholders, some of whom are large, sophisticated asset managers, also appeared to be promising. After years of decline in shareholder value, the Company finally looked to be on solid footing.

In light of this progress, we were surprised by the Company’s November 30, 2021 disclosure that the New York Stock Exchange (the “NYSE”) notified the Company that it was halting trading in the Company’s common stock as it had regulatory concerns about the Company’s compliance with the NYSE American’s continued listing standards.

While some public companies fall out of compliance with major exchanges from time to time, we have never experienced a situation quite like this. The lack of investor communication, failure to articulate a plan to regain compliance, and sheer complacency that our securities can go weeks upon weeks without trading is unacceptable. We are prepared and willing to step in, including by adding members to the Company’s Board of Directors, to help in preparing and implementing a plan in order for the Company to regain compliance with the stock exchange listing standards and otherwise help move a plan forward for shareholders.

Warm Regards,

Joshua S. Horowitz

Palm Global Small Cap Master Fund LP

# # #

Palm Management (US) LLC and Palm Global Small Cap Master Fund LP (collectively, “Palm Global”) intend to make a filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying proxy card to solicit votes for the election of director nominees at the 2022 annual meeting of shareholders of Altisource Asset Management Corporation (“AAMC” or the “Company”).

Palm Global Small Cap Master Fund LP directly and beneficially owns 39,500 shares of common stock of the Company. Palm Management (US) LLC, which is the investment manager of Palm Global Small Cap Master Fund LP, Bradley C. Palmer, who is a principal of Palm Management (US) LLC, and Joshua S. Horowitz, who is a portfolio manager at Palm Management (US) LLC, may be deemed to beneficially own these shares. Mr. Horowitz also directly holds 2,700 shares of common stock of the Company.

Palm Management (US) LLC and Palm Global Small Cap Master Fund LP, their control persons and their nominees to the AAMC board will be the participants in this proxy solicitation. Information regarding the participants and their interests in the solicitation will be included in the Palm Global’s proxy statement and other materials filed with the SEC. SHAREHOLDERS OF THE COMPANY SHOULD READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ANNUAL MEETING AND PALM GLOBAL’S NOMINEES TO THE BOARD AND SOLICITATION OF PROXIES. THESE PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM PALM GLOBAL AT (203) 302-7000.